UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972)490-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2020, Ashford Hospitality Trust, Inc. (the “Company”) and Lincoln Park Capital Fund, LLC (“Lincoln Park”), entered into a purchase agreement (the “Purchase Agreement”), which provides that subject to the terms and conditions set forth therein, the Company may sell to Lincoln Park up to $40 million of shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), from time to time during the term of the Purchase Agreement.

Additionally, on December 7, 2020, the Company and Lincoln Park entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of shares of Common Stock that are issued to Lincoln Park under the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $40.0 million of shares of Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over a 24-month period commencing on the date that a registration statement covering the resale of shares of Common Stock that are issued under the Purchase Agreement, which the Company agreed to file with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied. Lincoln Park has no right to require the Company to sell any Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to conditions set forth in the Purchase Agreement.

Upon entering into the Purchase Agreement, the Company issued 190,840 shares of Common Stock (the “Commitment Shares”) as consideration for Lincoln Park’s execution and delivery of the Purchase Agreement.

Under the Purchase Agreement, the Company may from time to time, at its discretion, direct Lincoln Park to purchase on any single business day (a “Regular Purchase”) up to (i) 400,000 shares of Common Stock if the closing sale price of the Common Stock is not below $5.00 per share on the New York Stock Exchange (the “NYSE”) or (ii) 300,000 shares of Common Stock if the closing sale price of the Common Stock is below $5.00 per share on the NYSE. In any case, Lincoln Park’s commitment in any single Regular Purchase may not exceed $3,000,000. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be based on prevailing market prices of the Common Stock immediately preceding the time of sale as computed under the Purchase Agreement. Under the Purchase Agreement, the Company may not effect any sales of shares of Common Stock on any purchase date that the closing sale price of the Common Stock on the NYSE is less than the floor price of $1.00 per share.

In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases on the terms and subject to the conditions set forth in the Purchase Agreement.

Under applicable rules of the NYSE, in no event may the Company issue or sell to Lincoln Park under the Purchase Agreement shares of Common Stock in excess of 10,598,099 shares (including the Commitment Shares), which represents 19.99% of the 53,017,008 shares of Common Stock that were outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap.

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The Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of Common Stock.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification and termination provisions. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into an additional “equity line” or a substantially similar transaction whereby a specific investor is irrevocably bound pursuant to an agreement with the Company to purchase securities over a period of time from the Company at a price based on the market price of the Common Stock at the time of such purchase, subject to certain exceptions), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time, at the Company’s sole discretion, without any cost or penalty. During any “event of default” under the Purchase Agreement, Lincoln Park does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any purchase of shares by Lincoln Park until such event of default is cured.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency of sales and the number of shares sold to Lincoln Park and prices at which the Company sells shares to Lincoln Park. The Company expects that any net proceeds received by the Company from such sales to Lincoln Park will be used for working capital and general corporate purposes. The Company believes that it is prudent capital management to have the flexibility to sell Common Stock pursuant to the Purchase Agreement, subject to market conditions.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, each of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in our annual, quarterly and current reports we may file with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

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Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Based in part upon the representations of Lincoln Park in the Purchase Agreement, the offering of the Commitments Shares to Lincoln Park was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Lincoln Park represented that it is an accredited investor, as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and that it is acquiring the shares for investment purposes only and not with a view to any resale, distribution or other disposition of shares in violation of the United States federal securities laws.

Forward-Looking Statements

Certain statements and assumptions in this Current Report contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Current Report include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the Company’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; the ability of the Company and the Company’s advisor, Ashford Inc., to continue as a going concern; the timing and outcome of the SEC’s investigation; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the SEC.

The forward-looking statements included in this Current Report are only made as of the date of this Current Report. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.

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Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of December 7, 2020, by and between the Company and Lincoln Park Capital Fund, LLC.
10.2	Registration Rights Agreement, dated as of December 7, 2020, by and between the Company and Lincoln Park Capital Fund, LLC.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

Date: December 8, 2020

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